Exhibit 99.1


FORM 3 JOINT FILER INFORMATION



Name of "Reporting Persons"

Sierra Ventures VIII-A, L.P.
Sierra Ventures VIII-B, L.P.
Sierra Ventures Associates VIII, LLC
Sierra Ventures VII, L.P.
Sierra Ventures Associates VII, LLC
Sierra Ventures Finance Limited, L.P.

Address:                 2884 Sand Hill Road, Suite 100
                               Menlo Park, CA  94025

Designated Filer:              Sierra Ventures VIII-A, L.P.

Issuer and Ticker Symbol:      AuthenTec, Inc. [AUTH]

Date of Event:                 June 26, 2007

Each of the following is a Joint Filer with Sierra Ventures VIII-A, L.P. ("Sierra VIII-A") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3: Sierra Ventures VII, L.P., Sierra Ventures Associates VII, LLC, Sierra Ventures VIII-B, L.P., Sierra Ventures Associates VIII, LLC, and Sierra Ventures Finance Limited, L.P.

The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Sierra VIII-A as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person hereby appoints Sierra Ventures Associates VIII, LLC as its attorney in fact for the purpose of making reports relating to transactions in Sourcefire, Inc. securities.